Exhibit 99.1

American Software Reports Second Quarter of Fiscal Year 2023 Results

Adjusted EBITDA Margin of 16% on Subscription Fee Growth of 19%

ATLANTA--(BUSINESS WIRE)--November 17, 2022--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal year 2023.

Key Second Quarter Financial Highlights:

  Subscription fees were $12.3 million for the quarter ended October 31, 2022, a 19% increase compared to $10.4 million for the same period last year, and software license revenues were $0.7 million compared to $0.8 million for the same period last year.
  Total revenues for the quarter ended October 31, 2022 increased 1% to $31.4 million, compared to $31.2 million for the same period of the prior year.
  Recurring revenue streams for Maintenance and Cloud Subscriptions were $21.2 million or 67% of total revenues in the quarter ended October 31, 2022 compared to $19.6 million or 63% in the same period of the prior year.
  Maintenance revenues for the quarter ended October 31, 2022 decreased 5% to $8.8 million compared to $9.3 million for the same period last year reflecting the shift to cloud revenue as a client preference.
  Professional services and other revenues for the quarter ended October 31, 2022 decreased 11% to $9.6 million compared to $10.8 million for the same period last year. For the Supply Chain business, professional services revenues for the quarter ended October 31, 2022 decreased by 1% to $5.2 million when compared to $5.3 million in the same period prior year.
  Operating earnings for the quarter ended October 31, 2022 increased 3% to $2.8 million compared to $2.7 million for the same period last year.
  GAAP net earnings for the quarter ended October 31, 2022 decreased 37% to $2.1 million or $0.06 per fully diluted share compared to $3.3 million or $0.10 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended October 31, 2022, which excludes non-cash stock-based compensation expense and amortization of acquisition-related intangibles, decreased 21% to $3.3 million or $0.10 per fully diluted share compared to $4.2 million or $0.12 per fully diluted share for the same period last year.
  EBITDA decreased by 3% to $3.6 million for the quarter ended October 31, 2022 compared to $3.7 million for the same period last year.
  Adjusted EBITDA increased by 4% to $4.9 million for the quarter ended October 31, 2022 compared to $4.8 million for the same period last year. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock-based compensation expense.

Key Fiscal 2023 Year to Date Financial Highlights:

  Subscription fees were $24.4 million for the six months ended October 31, 2022, a 21% increase compared to $20.1 million for the same period last year, while Software license revenues were $1.0 million compared to $1.3 million for the same period last year.
  Total revenues for the six months ended October 31, 2022 increased 4% to $62.7 million compared to $60.5 million for the same period last year.
  Recurring revenue streams for Maintenance and Cloud Services were $42.1 million and $38.9 million or 67% and 64% of total revenues for the six-month periods ended October 31, 2022 and 2021, respectively.
  Maintenance revenues for the six months ended October 31, 2022 were $17.7 million, a 5% decrease compared to $18.7 million for the same period last year.
  Professional services and other revenues for the six months ended October 31, 2022 decreased 3% to $19.6 million compared to $20.3 million for the same period last year.
  For the six months ended October 31, 2022, the Company reported operating earnings of approximately $5.3 million compared to $4.5 million for the same period last year, a 19% increase.
  GAAP net earnings were approximately $4.2 million or $0.12 per fully diluted share for the six months ended October 31, 2022, a 33% decrease compared to $6.3 million or $0.18 per fully diluted share for the same period last year.
  Adjusted net earnings for the six months ended October 31, 2022, which exclude stock-based compensation expense and amortization of acquisition-related intangibles, decreased 16% to $6.6 million or $0.19 per fully diluted share, compared to $7.8 million or $0.23 per fully diluted share for the same period last year.
  EBITDA increased by 4% to $6.9 million for the six months ended October 31, 2022 compared to $6.6 million for the same period last year.
  Adjusted EBITDA increased 13% to $9.6 million for the six months ended October 31, 2022 compared to $8.4 million for the six months ended October 31, 2021. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense and non-cash stock-based compensation.

Key Second Quarter of Fiscal Year 2023 highlights:

Clients & Channels

  Notable new and existing customers placing orders with the Company in the second quarter include: Fastenal Company, Grand & Toy Ltd., Great Lakes Cheese Company, Inc., Herbalife Nutrition, Jackson Family Enterprises, Inc., Niagara Bottling, LLC., Ralph Lauren Inc., WEG Industries, and Workwear Outfitters LLC.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following six countries: Australia, Brazil, Canada, India, the United Kingdom, and the United States.
  With its partner ecosystem continuing to play an important role in the company’s growth strategy, Logility formalized partnership agreements with Parker Avery and Wipro Ltd.
  Logility celebrated Supply & Demand Chain Executive’s 2022 Women in Supply Chain Award, as it saw leaders at its clients ORBIS Corporation and Polymer Group take home the distinction.

Company & Technology

  The 2022 Gartner Critical Capabilities for Supply Chain Planning Solutions positioned Logility above average in 13 of 15 use cases, placing the Company among the top three evaluated vendors in this competitive market.
  In September, Logility was named a Leader in four IDC MarketScapes for Supply Chain Planning Solutions. In these reports, IDC assesses the capabilities and business strategies of key vendors with broad competencies in each category.
  In October, Logility received the Gartner Peer Insights Customers’ Choice distinction for Supply Chain Planning Solutions. The designation recognizes vendor software products most value by IT Enterprise professionals, based on high customer ratings.
  In recognition of its work with iNova Pharmaceuticals, Logility was recognized as one of SupplyChainBrain’s 2022 100 Great Supply Chain Partners, now for sixteen years running.
  Logility bolstered its leadership team with the appointment of Tricia Brenn as Executive Vice President of Talent, and Kevin McInturff was promoted to Chief Technology Officer during the quarter.

The overall financial condition of the Company remains strong, with cash and investments of approximately $106.8 million. During the second quarter of fiscal year 2023, the Company paid shareholder dividends of approximately $3.7 million.

“We were pleased to see our adjusted EBITDA margin expand sequentially and year-over-year to nearly 16% despite delayed project starts that impacted our revenue in Q2,” said Allan Dow, CEO and President of American Software. “Although we are adjusting our revenue guidance lower to account for these delays, we are increasing our adjusted EBITDA expectations to reflect the strong performance to date and a more measured pace of investment amid the current global economic environment.”

Fiscal Year 2023 Financial Outlook

  Total revenues of $125.5 million to $127.5 million, including total recurring revenues of $85.5 million to $87.5 million.
  Adjusted EBITDA of $18.0 million to $20.0 million.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility delivers an innovative technical platform that enables enterprises to accelerate their digital supply chain transformation from product concept to client availability via the Logility® Digital Supply Chain Platform, a single platform spanning Product, Demand, Inventory, Supply, Sourcing, Deploy, Corporate Responsibility (ESG) and Network Optimization aligned with Integrated Business Planning.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Trident Seafoods Corporation, and WEG; our solutions are marketed and sold through a direct sales team as well as an indirect global value-added reseller (“VAR”) distribution network.

Fueled by supply chain master data, allowing for the automation of critical business processes through the application of artificial intelligence and machine learning algorithms to a variety of internal and external data streams, the comprehensive Logility portfolio delivered in the cloud includes advanced analytics , supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, network design and optimization (NDO), retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management, vendor quality and compliance, and product traceability. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity for American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com, or by calling (404) 364-7615 or emailing kliu@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, and income tax expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (loss)/income & other, net, income tax expense/(benefit) and non-cash stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or customers; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; the Company’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Logility® is a registered trademark of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
Revenues:
Subscription fees	$12,326	$10,361	19%	$24,388	$20,149	21%
License fees	688	805	(15%)	1,008	1,297	(22%)
Professional services & other	9,594	10,779	(11%)	19,603	20,308	(3%)
Maintenance	8,830	9,266	(5%)	17,735	18,728	(5%)
Total Revenues	31,438	31,211	1%	62,734	60,482	4%

Cost of Revenues:
Subscription services	4,059	3,404	19%	7,677	6,628	16%
License fees	94	198	(53%)	183	357	(49%)
Professional services & other	6,847	7,477	(8%)	14,151	14,487	(2%)
Maintenance	1,577	1,746	(10%)	3,150	3,720	(15%)
Total Cost of Revenues	12,577	12,825	(2%)	25,161	25,192	0%

Gross Margin	18,861	18,386	3%	37,573	35,290	6%

Operating expenses:
Research and development	4,364	4,278	2%	8,818	8,702	1%
Sales and marketing	5,697	5,892	(3%)	11,609	12,012	(3%)
General and administrative	6,001	5,476	10%	11,766	10,010	18%
Amortization of acquisition-related intangibles	32	53	(40%)	56	106	(47%)

Total Operating Expenses	16,094	15,699	3%	32,249	30,830	5%

Operating Earnings	2,767	2,687	3%	5,324	4,460	19%
Interest (Loss)/Income & Other, Net	(145)	930	nm	(26)	1,367	nm
Earnings Before Income Taxes	2,622	3,617	(28%)	5,298	5,827	(9%)
Income Tax Expense/(Benefit)	541	303	79%	1,084	(434)	nm
Net Earnings	$2,081	$3,314	(37%)	$4,214	$6,261	(33%)
Earnings per common share: (1)
Basic	$0.06	$0.10	(40%)	$0.12	$0.19	(37%)
Diluted	$0.06	$0.10	(40%)	$0.12	$0.18	(33%)

Weighted average number of common shares outstanding:
Basic	33,720	33,336		33,688	33,195
Diluted	34,072	34,684		34,040	34,448

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$2,767	$2,687	3%	$5,324	$4,460	19%
Amortization of acquisition-related intangibles	270	53	409%	369	106	248%
Stock-based compensation	1,343	1,042	29%	2,649	1,817	46%
NON-GAAP Operating Earnings:	4,380	3,782	16%	8,342	6,383	31%

Non-GAAP Operating Earnings, as a % of revenue	14%	12%		13%	11%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,081	$3,314	(37%)	$4,214	$6,261	(33%)
Income Tax Expense/(Benefit)	541	303	79%	1,084	(434)	nm
Interest (Loss)/Income & Other, Net	145	(930)	nm	26	(1,367)	nm
Amortization of intangibles	532	860	(38%)	1,088	1,816	(40%)
Depreciation	301	179	68%	513	353	45%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,600	3,726	(3%)	6,925	6,629	4%

Stock-based compensation	1,343	1,042	29%	2,649	1,817	46%
Adjusted EBITDA	$4,943	$4,768	4%	$9,574	$8,446	13%

EBITDA, as a percentage of revenues	11%	12%		11%	11%

Adjusted EBITDA, as a percentage of revenues	16%	15%		15%	14%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,081	$3,314	(37%)	$4,214	$6,261	(33%)
Amortization of acquisition-related intangibles (2)	209	43	386%	288	85	239%
Stock-based compensation (2)	1,041	836	25%	2,066	1,456	42%
Adjusted Net Earnings	$3,331	$4,193	(21%)	$6,568	$7,802	(16%)

Adjusted non-GAAP diluted earnings per share	$0.10	$0.12	(17%)	$0.19	$0.23	(17%)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$0.06	$0.10	(40%)	$0.12	$0.18	(33%)
Amortization of acquisition-related intangibles (2)	0.01	-	-	0.01	-	-
Stock-based compensation (2)	0.03	0.02	50%	0.06	0.05	20%
Adjusted Net Earnings	0.10	$0.12	(17%)	0.19	$0.23	(17%)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2022	2021	Pct Chg.	2022	2021	Pct Chg.
Amortization of acquisition-related intangibles
Cost of Subscription Services	$238	$-	-	$313	$-	-
Operating expenses	32	53	(40%)	56	106	(47%)
Total amortization of acquisition-related intangibles	$270	$53	409%	$369	$106	248%

Stock-based compensation
Cost of revenues	$67	$68	(1%)	$108	$129	(16%)
Research and development	143	99	44%	292	167	75%
Sales and marketing	198	174	14%	416	317	31%
General and administrative	935	701	33%	1,833	1,204	52%
Total stock-based compensation	$1,343	$1,042	29%	$2,649	$1,817	46%
(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.06 and $0.12 for the three and six months ended October 31, 2022, respectively. Diluted per share for Class B shares under the two-class method are $0.10 and $0.19 for the three and six months ended October 31, 2021, respectively.

(2) - Tax affected using the effective tax rate excluding a discrete item related to excess tax benefit for stock options for the three and six month periods ended October 31, 2022 of 22.5% and 22.0% and 19.8% for the three and six month periods ended October 31, 2021, respectively.

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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2022	2022

Cash and Cash Equivalents	$83,962	$110,690
Short-term Investments	22,805	16,826
Accounts Receivable:
Billed	24,127	20,619
Unbilled	2,690	2,989
Total Accounts Receivable, net	26,817	23,608
Prepaids & Other	5,384	5,067
Current Assets	138,968	156,191

PP&E, net	5,847	3,654
Capitalized Software, net	867	1,586
Goodwill	29,558	25,888
Other Intangibles, net	2,609	147
Deferred Sales Commissions - Non-current	1,702	2,050
Lease Right of Use Assets	646	935
Other Non-current Assets	2,815	2,384
Total Assets	$183,012	$192,835

Accounts Payable	$2,485	$2,506
Accrued Compensation and Related costs	3,723	6,918
Dividend Payable	3,711	3,700
Operating Lease Obligation - Current	441	541
Other Current Liabilities	2,361	1,871
Deferred Revenues - Current	36,008	41,953
Current Liabilities	48,729	57,489

Operating Lease Obligation - Non-current	250	461
Deferred Tax Liability - Non-current	-	1,772
Other Long-term Liabilities	465	137
Long-term Liabilities	715	2,370

Total Liabilities	49,444	59,859

Shareholders' Equity	133,568	132,976

Total Liabilities & Shareholders' Equity	$183,012	$192,835

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Six Months Ended
	October 31,
	2022	2021

Net cash provided by operating activities	$(11,261)	$7,712

Purchases of property and equipment, net of disposals	(2,706)	(615)
Purchase of business, net of cash acquired	(6,500)	-

Net cash used in investing activities	(9,206)	(615)

Dividends paid	(7,406)	(7,268)
Proceeds from exercise of stock options	1,145	5,714

Net cash used in financing activities	(6,261)	(1,554)

Net change in cash and cash equivalents	(26,728)	5,543
Cash and cash equivalents at beginning of period	110,690	88,658

Cash and cash equivalents at end of period	$83,962	$94,201

Contacts

Financial Information Press Contact:

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477